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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Hussmann International, Inc.:


     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 30, 1998, relating to the combined balance sheets of Hussmann International, Inc. as of December 31, 1997 and 1996, and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Hussmann International, Inc. annual report on Form 10-K.



                                        KPMG PEAT MARWICK LLP



Saint Louis, Missouri
April 3, 1998